Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 15, 2009, relating to the financial statements and financial statement schedule of Capstone Turbine Corporation, and the effectiveness of Capstone Turbine Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2009.

DELOITTE & TOUCHE LLP

Los Angeles, California

June 17, 2009